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BA0/168012.01

                    SMITH BARNEY FUNDS, INC.

                      ARTICLES OF AMENDMENT


           Smith Barney Funds, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (the
"Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST:    The  Articles  of  Incorporation   of   the
Corporation, as amended, are hereby further amended  by  deleting
Article SECOND and inserting in lieu thereof the following:

                 SECOND:    The  name  of  the   corporation
          (hereinafter  called  the "Corporation")  is  Legg
          Mason Partners Funds, Inc.

           SECOND:   The  Charter  of the Corporation  is  hereby
amended as follows:

               (a)   The  name and designation of the "Large  Cap
Value Fund" series of capital stock of the Corporation is hereby changed to the Legg Mason Partners Large Cap Value Fund" series of capital stock of the Corporation.

               (b) The name and designation of the "Short-Term Investment Grade Bond Fund" series of capital stock of the Corporation is hereby changed to the "Legg Mason Partners Short-Term Investment Grade Bond Fund" series of capital stock of the Corporation.

               (c)    The  name  and  designation  of  the  "U.S.
Government Securities Fund" series of capital stock of the Corporation is hereby changed to the "Legg Mason Partners U.S. Government Securities Fund" series of capital stock of the Corporation.

           THIRD: The foregoing amendments to the Charter of the Corporation have been approved by a majority of the entire Board of Directors and are limited to changes expressly permitted by
Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

           FOURTH: These Articles of Amendment to the Charter of the Corporation shall become effective at 9:00 a.m. on April 7, 2006.
           IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Chairman, President and Chief Executive Officer and witnessed by its Assistant Secretary on the ___ day of ____________, 2006.


WITNESS:                      SMITH BARNEY FUNDS, INC.


                              By:
By:
        Thomas C. Mandia              R. Jay Gerken
        Assistant Secretary           Chairman, President and
                              Chief
                                      Executive Officer


THE UNDERSIGNED, Chairman, President and Chief Executive Officer of Smith Barney Funds, Inc., who executed on behalf of the Corporation the Articles of Amendment of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies to the best of his knowledge, information and belief, that the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.





                                      R. Jay Gerken
                                           Chairman, President
                               and Chief
                                           Executive Officer